UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2024

American Well Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39515	20-5009396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 State Street 26th Floor
Boston, Massachusetts		02109
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 617 204-3500

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 Par Value	AMWL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreement for Kathy Weiler

On August 16, 2024, American Well Corporation (the “Company”) entered into an amendment (the “Weiler Amendment”) to the existing Employment Agreement, dated as of April 17, 2023, with Kathy Weiler (Chief Commercial & Growth Officer) (the “Weiler Employment Agreement”). The Weiler Amendment provides that, as long as Ms. Weiler does not accept a new position with the Company at any time prior to her termination date, if Ms. Weiler’s employment is terminated by Ms. Weiler without Good Reason (as defined in the Weiler Employment Agreement)) on or any time after June 1, 2025, Ms. Weiler will be entitled to receive the following: Accrued Compensation (as defined in the Employment Agreement) through the date of termination of her employment; any earned but unpaid annual bonus amounts; a pro rata annual bonus for the year in which Ms. Weiler’s employment terminates (based on actual performance); one year of her base salary, to be paid in equal installments over a one-year period; each unvested equity award held by Ms. Weiler at the time of termination will vest as to the portion that would have vested had Ms. Weiler remained employed by the Company through the first anniversary of her termination date (and will otherwise be governed by the terms of the applicable plan and/or award agreement); and COBRA benefits for a one-year period following the date of termination. To the extent applicable, such payments are subject to reduction so that they will not be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code. The Company agreed to reimburse Ms. Weiler for her legal fees up to $15,000 in the aggregate in connection with the preparation of the Weiler Amendment.

The foregoing summary description of the Weiler Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Weiler Amendment, which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed herewith:

10.1	Amendment to Employment Agreement between American Well Corporation and Kathy Weiler, dated August 16, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN WELL CORPORATION

Date:	August 22, 2024	By:	/s/ Bradford Gay
Bradford Gay Senior Vice President, General Counsel